EXHIBIT 99.1
General Motors — American Axle and Manufacturing — Agreement
1.	Sourcing: Through this Agreement dated June 29, 2007, General Motors *** awards to American Axle and Manufacturing the following vehicle programs, including ***, for the *** program *** program. The product content sourced to AAM is specified below.
a)	*** — *** or *** to driveline components, chassis related forged products, modules and systems *** by AAM for the *** and ***. *** for *** products will be based on *** products and shall be *** or *** by the *** from *** and *** as ordered by GM for the *** program. AAM and GM shall *** to *** for *** products based on *** by GM.
(i)	For the ***, AAM commits to *** of *** for *** beginning *** after ***. Additionally AAM and GM will *** on additional *** initiatives which will result in each party receiving *** of the ***.
b)	*** — *** or *** to driveline components, chassis related forged products, modules and systems *** by AAM for the *** and *** with the exception of the ***. *** for *** products will be based on *** products and shall be *** or *** by the *** from *** and *** as ordered by GM for the ***. AAM and GM shall *** to *** for *** products based on *** by GM.
(i)	Upon *** of the *** program ***, including the ***, AAM will *** to *** on the *** components for *** — beginning *** after ***. Additionally AAM and GM will *** on additional *** initiatives which will result in each party receiving *** of the ***.
c)	GM will *** is *** to AAM on the *** (Primary), including the ***, or other *** (Secondary) such that the *** will be *** with or approximate the *** received by *** for the ***. In addition to the ***, the *** will be *** in terms of *** and *** of the *** program *** of *** (i.e. ***).
(i)	GM and AAM will establish a *** for GM’s *** program *** to ***, which will include *** or *** to *** and *** for the *** and *** vehicle program *** and engineering / design *** is *** for driveline products.
2.	***: *** of the products being *** to AAM by GM pursuant to *** shall be included in ***.

***	Any text removed pursuant to the confidential treatment request of American Axle & Manufacturing Holdings, Inc. is being separately submitted with the U.S. Securities Exchange Commission and is marked “***” herein.

3.	Program ***:
a)	*** 2-26-04 Agreement and ***: In the event that *** of the programs *** GM to AAM under the *** and *** are ***, or are ***, other *** of *** to AAM will be *** by GM to AAM based on the *** and *** as the parties ***.

b)	*** (Primary / Secondary): In the event that *** of the products *** pursuant to *** are *** or are ***, *** programs of *** to AAM will be *** by GM to AAM based on the *** and *** set forth in ***.
4.	AAM agrees to *** General Motors *** for the products *** by GM to AAM pursuant to *** or *** the *** or *** at a *** and *** not to *** those listed in the attached document (attachment 1). This agreement does not *** to *** prior to the date of the ***.
5.	*** for the products *** by GM to AAM pursuant to *** or *** the *** or *** will be subject to *** of ***. The attached document (attachment 2) specifies the *** for ***. For each ***, GM will *** a *** to AAM pursuant to the *** in *** between GM and AAM. This *** to the *** will be *** with the *** of *** under the *** or ***, and the products *** under ***. (*** programs will not be *** by ***).

American Axle & Manufacturing, Inc.	General Motors Corporation
Steven J. Proctor	Randall Pappal
Vice President	Executive Director
Sales & Marketing	Global Purchasing and Supply Chain

***	Any text removed pursuant to the confidential treatment request of American Axle & Manufacturing Holdings, Inc. is being separately submitted with the U.S. Securities Exchange Commission and is marked “***” herein.

General Motors — American Axle & Manufacturing — Agreement
Attachment 1
[to be provided]

General Motors — American Axle & Manufacturing — Agreement
Attachment 2
[to be provided]

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